UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2013.

AMERICAN RAILCAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clark Street St. Charles, Missouri		63301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (636) 940-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On January 11, 2013, American Railcar Industries, Inc. (ARI) entered into a purchasing and engineering services agreement and license (the Agreement) with ACF Industries, LLC (ACF), a company controlled by Mr. Carl Icahn, the chairman of ARI’s board of directors and, through Icahn Enterprises L.P., ARI’s principal beneficial stockholder. The Agreement was unanimously approved by the independent directors of ARI’s audit committee on the basis that the terms of the Agreement were not materially less favorable to ARI than those that could have been obtained in a comparable transaction with an unrelated person.

Pursuant to the terms and conditions of the Agreement, ARI will provide purchasing support and engineering services to ACF in connection with ACF’s manufacture and sale of certain tank railcars at its facility in Milton, Pennsylvania. Additionally, ARI has granted ACF a non-exclusive, non-assignable license to certain of ARI’s intellectual property, including certain designs, specifications, processes and manufacturing know-how required to manufacture and sell such tank railcars during the term of the Agreement. Subject to certain early termination events, the Agreement shall terminate on December 31, 2014.

In consideration of the services and license provided by ARI to ACF in conjunction with the Agreement, ACF shall pay ARI a royalty and, if any, a share of the net profits (the Profits) earned on each railcar manufactured and sold by ACF under the Agreement, in an aggregate amount equal to 30 percent of such Profits, as calculated under the Agreement. Under the agreement, Profits are net of certain of ACF’s start-up and shutdown expenses and maintenance costs. If no Profits are realized on a railcar manufactured and sold by ACF pursuant to the Agreement, ARI will still be entitled to the royalty for such railcar, and ARI will not share in any losses incurred by ACF in connection therewith.

Under the Agreement, given ARI’s strong backlog for tank railcars through early 2014, ACF will have the exclusive right to manufacture and sell subject tank railcars for any new orders scheduled for delivery to customers on or before January 31, 2014. ARI shall have the exclusive right to any sales opportunities for such tank railcars for any new orders scheduled for delivery after that date and through December 31, 2014. ARI also has the right to assign any sales opportunity to ACF, and ACF has the right, but not the obligation, to accept such sales opportunity. Any sales opportunity accepted by ACF will not be reflected in ARI’s orders or backlog.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2013		American Railcar Industries, Inc.

	By:	/s/ Dale C. Davies
	Name:	Dale C. Davies
	Title:	Senior Vice President, Chief Financial Officer and Treasurer